Exhibit 10.10

Fifteenth Amended and Restated Rent Supplement

(McAllen Lease)

February 28, 2018

This Fifteenth Amended and Restated Rent Supplement (this “Fifteenth Amended Supplement”) between Sharyland Distribution & Transmission Services, L.L.C. (“Lessor”) and Sharyland Utilities, L.P. (“Lessee”) is executed and delivered on February 28, 2018 to memorialize supplements to the McAllen Lease (as defined below), effective as of January 1, 2018. Capitalized terms used herein that are not otherwise defined will have the meanings assigned to them in the McAllen Lease.

WHEREAS, Lessor and Lessee are Parties to a Third Amended and Restated Master System Lease Agreement (McAllen System) dated December 1, 2014 (as amended from time to time in accordance with its terms, the “McAllen Lease”);

WHEREAS, on November 9, 2017 (the “Exchange Transaction Closing Date”), Lessor consummated the Exchange Transaction pursuant to which, among other things, it disposed of certain transmission and distribution assets that were previously subject to the McAllen Lease (the “Disposed McAllen Assets”);

WHEREAS, on December 31, 2017, the Parties executed a Fourteenth Amended and Restated Rent Supplement (McAllen Lease) (the “Fourteenth Amended Supplement”);

WHEREAS, the Incremental CapEx for 2017, together with the Rate Base of the Disposed McAllen Assets as of the Exchange Transaction Closing Date, were different than expected by the Fourteenth Amended Supplement, and the Parties wish to effect a Rent Validation (as set forth in Section 3.2(c) of the McAllen Lease) and to amend and restate the Fourteenth Amended Supplement to memorialize the effect of such difference; and

WHEREAS, as a result of this Rent Validation, a one-time payment set forth below is owed by Lessor and will be paid within 30 days after execution hereof.

NOW THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Parties hereto agree to the following:

1.The Fourteenth Amended Supplement is hereby amended and restated in its entirety as set forth below.

2.The McAllen Lease, except as supplemented by this Fifteenth Amended Supplement, shall remain in full force and effect.

Incremental CapEx:
	2010	$ 2,195,000
	2011	$ 504,000
	2012	$ 1,262,963
	2013	$ 16,391,255
	2014	$ 46,042,142
	2015	$ 2,431,198
	2016	$ 914,401
	2017 (Total 2017)	$ 810,541# $ 117,917## $ 928,457###

McAllen Lease

2018 (Total 2018)	$ 1,368,925* $ 10** $ 1,368,935***

# Represents the “validated” aggregate amount of 2017 distribution Incremental CapEx; i.e. a Rent Validation has occurred pursuant to Section 3.2(c) of the McAllen Lease, and, as part of this Rent Validation, the Parties have restated the aggregate amount of 2017 distribution Incremental CapEx placed in-service, consisting of (i) the amount of 2017 distribution Incremental CapEx placed in service as of the Exchange Transaction Closing Date (“First 2017 Distribution CapEx”) and (ii) the amount of 2017 distribution Incremental CapEx placed in service throughout the remainder of 2017 (“2017 Stub-Year Distribution CapEx”), together with the weighted average in-service dates of 2017 distribution Incremental CapEx. The aggregate amount of 2017 distribution Incremental CapEx has been restated to $810,541. The aggregate amount of estimated 2017 distribution Incremental CapEx included in the Fourteenth Amended Supplement was $1,519,331. The Parties placed in service an aggregate of $1,032,755 of First 2017 Distribution CapEx, with a weighted average in-service date of August 1, 2017, and an aggregate of $(222,215) of 2017 Stub-Year Distribution CapEx, with a weighted average in-service date of December 1, 2017. The amount of First 2017 Distribution CapEx included in the Fourteenth Amended Supplement was $1,590,165, with an expected weighted average in-service date of June 1, 2017, and the amount of 2017 Stub-Year CapEx included in the Fourteenth Amended Supplement was $(70,833), with an expected weighted average in-service date of December 1, 2017.

## Represents the “validated” aggregate amount of 2017 transmission Incremental CapEx, i.e. a Rent Validation has occurred pursuant to Section 3.2(c) of the McAllen Lease, and, as part of this Rent Validation, the Parties have restated the aggregate amount of 2017 transmission Incremental CapEx placed in-service, consisting of (i) the amount of 2017 transmission Incremental CapEx placed in service as of the balance sheet date reflected in Lessee’s first 2017 Regulatory Order (“First 2017 Transmission CapEx”); (ii) the amount of 2017 transmission Incremental CapEx placed in service as of the balance sheet date reflected in Lessee’s first 2017 Regulatory Order (“Second 2017 Transmission CapEx”); (iii) the amount of 2017 transmission Incremental CapEx placed in service as of the Exchange Transaction Closing Date but not yet included in a Regulatory Order (“Pre-Closing 2017 Stub-Year Transmission CapEx”); and (iv) the amount of 2017 transmission Incremental CapEx placed in service throughout the remainder of 2017 (“Post-Closing 2017 Stub-Year Transmission CapEx” and, together with the Pre-Closing 2017 Stub-Year Transmission CapEx, “2017 Stub-Year Transmission CapEx”), together with the weighted average in-service dates of 2017 transmission Incremental CapEx and the effective dates for the first and second 2017 Regulatory Orders. A “Regulatory Order” is defined as either (i) the PUCT’s approval of Lessee’s application for updated wholesale transmission rates or (ii) final resolution or settlement of a rate case applicable to Lessee’s transmission rates (but, for the avoidance of doubt, does not include the order approving the Exchange Transaction, the dismissal of the Parties’ pending rate case filed in 2016 or associated orders in connection therewith). The aggregate amount of 2017 transmission Incremental CapEx has been restated to $117,917. The aggregate amount of estimated 2017 transmission Incremental CapEx included in the Fourteenth Amended Supplement was $20,859. The Parties placed in service $0 of First 2017 Transmission CapEx, which was included in the first 2017 Regulatory Order that became effective on April 14, 2017; an aggregate of $(56,713) of Second 2017 Transmission CapEx, which was included in the second 2017 Regulatory Order that became effective on October 26, 2017; an aggregate of $174,630 of Pre-Closing 2017 Stub-Year Transmission CapEx; and $0 of Post-Closing 2017 Stub-Year Transmission CapEx, which has not yet been included in a Regulatory Order. The amount of First 2017 Transmission CapEx included in the Fourteenth Amended Supplement was $0, the aggregate amount of Second 2017 Transmission CapEx included in the Fourteenth Amended Supplement was $20,859 and the amount of 2017 Stub-Year Transmission CapEx included in the Fourteenth Amended Supplement was $0. The First 2017 Transmission CapEx, Second 2017 Transmission CapEx and Pre-Closing 2017 Stub-Year Transmission CapEx, collectively, had a weighted average in-service date of November 1, 2017. As set forth in the Fourteenth Amended Supplement, the Parties expected the First 2017 Transmission CapEx and

2McAllen Lease

Second 2017 Transmission CapEx, collectively, to have a weighted average in-service date of April 1, 2017. As set forth in the Fourteenth Amended Supplement, the Parties expected the first 2017 Regulatory Order to be effective on May 1, 2017, the second 2017 Regulatory Order to be effective on March 1, 2018 and the first 2018 Regulatory Order to be effective on June 1, 2018.

### Represents the total validated amount of transmission and distribution Incremental CapEx that the Parties placed in service during 2017.

* Represents the amount of distribution Incremental CapEx that the Parties expect to be placed in service in 2018 (“2018 Distribution CapEx”), with an expected weighted average in-service date of December 1, 2018. Rent supplements with respect to this distribution Incremental CapEx were agreed to and memorialized as part of the Fourteenth Amended Supplement.

** Represents the aggregate amount of transmission Incremental CapEx the Parties expect to be placed in service in 2018. Rent supplements with respect to this transmission Incremental CapEx were agreed to and memorialized as part of the Fourteenth Amended Supplement. Of the 2018 transmission Incremental CapEx, $0 is expected to be in service as of the balance sheet date reflected in Lessee’s first 2018 Regulatory Order (“First 2018 CapEx”), $0 is expected to be in service as of the balance sheet date reflected in Lessee’s second 2018 Regulatory Order (“Second 2018 CapEx”) and an aggregate of $10 is expected to be placed in service throughout the remainder of 2018 (“2018 Stub-Year CapEx”) and included in the first 2019 Regulatory Order. The Parties expect the First 2018 CapEx, Second 2018 CapEx and 2018 Stub-Year CapEx, collectively, to have a weighted average in-service date of June 1, 2018. The Parties expect the first 2018 Regulatory Order to be effective on June 1, 2018, the second 2018 Regulatory Order to be effective on September 1, 2018, and the first 2019 Regulatory Order to be effective on May 1, 2019. The Parties have agreed that any Rent Validation with respect to First 2018 CapEx, Second 2018 CapEx or 2018 Stub-Year CapEx will use the actual effective dates of the applicable Regulatory Order (to the extent known), but will otherwise be determined in accordance with Section 3.2(c) of the McAllen Lease.

*** Represents the total amount of transmission and distribution Incremental CapEx that the Parties expect to be placed in service during 2018.

Lessee CapEx:
	2010	$ 666,488
	2011	$ 121,897
	2012	$ 263,733
	2013	$ 68,303
	2014	$ 89,405
	2015	$ 168,289
	2016	$ 0
	2017	$ 0
	2018	$ 0

Base Rent:
	2010	$ 5,260,447
	2011	$ 5,453,529
	2012	$ 5,521,881
	2013	$ 6,566,290
	2014	$ 8,445,964
	2015	$11,818,692
	2016	$11,860,813
	2017	$11,118,502#
	2018	$ 9,345,546*
	2019	$ 9,314,502**

3McAllen Lease

# Represents the “validated” amount of 2017 Base Rent, i.e. a Rent Validation has occurred pursuant to Section 3.2(c) of the McAllen Lease, and, as part of this Rent Validation, the amount of 2017 Base Rent has been restated. The amount of 2017 Base Rent included in the Fourteenth Amended Supplement was $11,158,909, comprised of 2017 Base Rent payments of (i) $951,288 on the 15th day of each month beginning on March 15, 2017 through December 15, 2017 (with respect to January 2017 through October 2017) and (ii) $845,650 on January 15, 2018 and $800,377 on February 15, 2018 (with respect to November 2017 and December 2017, respectively), with the decrease in monthly Base Rent reflecting the disposition on the Exchange Transaction Closing Date of the Disposed McAllen Assets. Lessor owes Lessee $40,408 (the difference between the amount set forth as Base Rent above and the aggregate amount of monthly Base Rent set forth in this footnote), in validated Base Rent, and will make the validation payment set forth under “Validation Payment” below within 30 days of the date hereof

* Lessee will make a monthly 2018 Base Rent payment of $777,867 on the 15th day of each month beginning on March 15, 2018 through July 15, 2018 (with respect to January 2018 through May 2018). Lessee will then make a 2018 Base Rent payment of $779,459 on the 15th day of each month beginning on August 15, 2018 through October 15, 2018 (with respect to June 2018 through August 2018), with the increase in monthly Base Rent reflecting 2017 Stub-Year CapEx and First 2018 CapEx and commencing June 1, 2018, which is the expected effective date of Lessee’s first 2018 Regulatory Order. Lessee will then make a 2018 Base Rent payment of $779,459 on the 15th day of each month beginning on November 15, 2018 through February 15, 2019 (with respect to September 2018 through December 2018), with the increase in monthly Base Rent reflecting Second 2018 CapEx and commencing September 1, 2018, which is the expected effective date of Lessee’s second 2018 Regulatory Order.

** Lessee will make a monthly 2019 Base Rent payment of $776,208 on the 15th day of each month beginning on March 15, 2019 through June 15, 2019 (with respect to January 2019 through April 2019). Lessee will then make a monthly 2019 Base Rent payment of $776,209 on the 15th day of each month beginning on July 15, 2019 through February 15, 2020 (with respect to May 2019 through December 2019), with the increase in monthly Base Rent reflecting 2018 Stub-Year CapEx and commencing May 1, 2019, which is the expected effective date of Lessee’s first 2019 Regulatory Order.

Percentage Rent Percentages:
	2010	36.993%
	2011	36.972%
	2012	36.923%
	2013	37.0%
	2014	36.9%
	2015	37.2%
	2016	32.1%
	2017	31.2%#
	2018	30.3%
	2019	29.9%

# Represents the “validated” percentage applicable to 2017 Percentage Rent, i.e. a Rent Validation has occurred pursuant to Section 3.2(c) of the McAllen Lease and, as part of this Rent Validation, the 2017 percentage has been restated. The 2017 percentage included in the Fourteenth Amended Supplement was 31.2% (i.e., even though the percentage has not changed it has been “validated” pursuant to this Rent Validation).

4McAllen Lease

Annual Percentage Rent
Breakpoints:
	2010	$ 5,260,447
	2011	$ 5,453,529
	2012	$ 5,521,881
	2013	$ 6,566,290
	2014	$ 8,445,964
	2015	$11,818,692
	2016	$12,616,219
	2017	$11,897,593#
	2018	$10,156,546*
	2019	$10,158,502**

# Represents the “validated” 2017 Annual Percentage Rent Breakpoint, i.e. a Rent Validation has occurred pursuant to Section 3.2(c) of the McAllen Lease, and, as part of this Rent Validation, the 2017 Annual Percentage Rent Breakpoint has been restated. The 2017 Annual Percentage Rent Breakpoint included in the Fourteenth Amended Supplement was $11,938,001.

* The 2018 Annual Percentage Rent Breakpoint reflects the assumptions set forth above regarding the timing of the first 2018 Regulatory Order and the second 2018 Regulatory Order, as well as the amount of 2018 Distribution CapEx, First 2018 CapEx and Second 2018 CapEx.

** The 2019 Annual Percentage Rent Breakpoint reflects the same assumptions as the 2018 Annual Percentage Rent Breakpoint, in addition to the assumptions set forth above regarding the timing of the first 2019 Regulatory Order, as well as the amount of 2018 Stub-Year CapEx.

Revenues Attributable to
Lessee CapEx:
	2010	$ 60,546
	2011	$249,481
	2012	$289,945
	2013	$345,693
	2014	$355,744
	2015	$360,527
	2016	$206,130
	2017	$ 97,925
	2018	$ 73,431
	2019	$ 45,266

Validation Payment:  As a result of the validation described above, pursuant to Section 3.2(c) of the McAllen Lease, Lessor will pay Lessee $51,603, within 30 days following execution hereof, of which $40,408 is attributable to validated Base Rent and $11,195 is attributable to the validation of Percentage Rent.

TCOS

Allocation:	before June 20, 2013: 100%
between June 20, 2013 and October 17, 2013: 27.8%
between October 17, 2013 and February 25, 2014: 11.8%
between February 25, 2014 and May 1, 2014: 8.2%
between May 1, 2014 and October 3, 2014: 8.6%
between October 3, 2014 and March 31, 2015: 12.0%
between April 1, 2015 and October 31, 2015: 11.9%

5McAllen Lease

between November 1, 2015 and June 13, 2016: 10.6%
between June 14, 2016 and September 22, 2016: 9.8%
between September 23, 2016 and April 13, 2017: 8.5%
between April 14, 2017 and October 25, 2017: 8.0%
between October 26, 2017 and November 9, 2017: 7.5%
between November 10, 2017 and May 31, 2018: 5.9%
between June 1, 2018 and August 31, 2018: 5.9%
starting September 1, 2018: 5.7%

Term of Rent Supplement:  Expires 12/31/19

6McAllen Lease

The Parties have executed this Fifteenth Amended Supplement to the McAllen Lease as of the date set forth above.

SHARYLAND UTILITIES, L.P.

By:	/s/ Greg Wilks
Name:	Greg Wilks
Title:	Chief Financial Officer

SHARYLAND DISTRIBUTION & TRANSMISSION SERVICES, L.L.C.

By:	/s/ Brant Meleski
Name:	Brant Meleski
Title:	Chief Financial Officer

McAllen Lease